UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2004

Hypercom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2851 West Kathleen Road, Phoenix, Arizona		85053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-504-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 2, 2004, Hypercom Corporation announced the election of Phillip J. Riese to its Board of Directors, which was effective October 27, 2004. Mr. Riese will fill the Board seat previously held by Jock Patton. Mr. Patton resigned from the Board on October 27, 2004 for personal reasons. There are no arrangements or understandings between Mr. Riese and any other person pursuant to which Mr. Riese was selected a director. There are no transactions involving Mr. Riese that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Riese will serve on the Board's Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.

Please see the copy of the Company's press release attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hypercom Corporation

November 2, 2004	By:	John W. Smolak

Name: John W. Smolak
Title: Executive Vice President and Chief Financial and Administrative Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 2, 2004